SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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Delaware Group® Adviser Funds
Delaware Group Equity Funds IV
Delaware Group Equity Funds V
Delaware Group Income Funds
Ivy Funds
Voyageur Mutual Funds
Voyageur Mutual Funds II
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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It is important that we speak with you. Please call toll-free (866) 829-0541. At the time of the call, please have your control number ready listed on your voting information form.

IMPORTANT NOTICE – SECOND REQUEST

Dear Shareholder:

Recently, we have sent you materials about your investment in the Macquarie Funds and as a shareholder, your voice matters.

Please call today – it only takes a moment, and you won’t receive further mailings or emails once your vote is recorded.

We have tried unsuccessfully to contact you by mail and/or email for a response. This matter pertains to a time-sensitive initiative for your Fund. Your response is critical to the success of this initiative.

The shareholder meeting was originally scheduled for September 10, 2025. Due to insufficient votes, the meeting will be adjourned again.

Please call EQ Fund Solutions toll-free at (866) 829-0541 available Monday through Friday from 9:00am to 11:00pm Eastern Time and Saturday and Sunday from 11:00am to 7:00pm Eastern Time.

We look forward to your call. There is no confidential information required. At the time of the call, please have your control number ready listed on your voting information form.

Thank you for being a valued member of the Macquarie Funds family.

Macquarie Funds, 100 Independence
610 Market Street Philadelphia, Pennsylvania 19106-2354
macquarie.com/USfunds

It is important that we speak with you. Please call toll-free (866) 829-0541. At the time of the call, please have your control number ready listed on your voting information form.

IMPORTANT NOTICE – THIRD REQUEST

Dear Shareholder:

Recently, we have sent you materials about your investment in the Macquarie Funds and as a shareholder, your voice matters.

Please call today – it only takes a moment, and you won’t receive further mailings or emails once your vote is recorded.

We have tried unsuccessfully to contact you by mail and/or email for a response. This matter pertains to a time-sensitive initiative for your Fund. Your response is critical to the success of this initiative.

The shareholder meeting was originally scheduled for September 10, 2025. Due to insufficient votes, the meeting will be adjourned again.

Please call EQ Fund Solutions toll-free at (866) 829-0541 available Monday through Friday from 9:00am to 11:00pm Eastern Time and Saturday and Sunday from 11:00am to 7:00pm Eastern Time.

We look forward to your call. There is no confidential information required. At the time of the call, please have your control number ready listed on your voting information form.

Thank you for being a valued member of the Macquarie Funds family.

Macquarie Funds, 100 Independence
610 Market Street Philadelphia, Pennsylvania 19106-2354
macquarie.com/USfunds

The [     ] special shareholder meeting has been further adjourned to [     ]. We were wondering if [     ] might be able to formally note that they ABSTAIN, which is neither voting FOR or AGAINST. Any votes will be helpful to establish participation to hold the meeting and avoid another adjournment.

INITIAL MESSAGE:
"Hello.  The Macquarie Funds Special Meeting of Shareholders has once again been adjourned to [    ]. Please respond to this text with your voting instructions (FOR, AGAINST or ABSTAIN). The Board recommends a vote FOR the proposal. You may also call us at 1-800-659-6590 for more info. Reply STOP to opt-out."

IF VOTING INSTRUCTION IS RECEIVED:
In order to confirm your vote, please reply with your last name and zip code.

CONFIRMATION RESPONSE:
Thank you.  Your vote is being processed, and you will receive a written confirmation in the mail within 5-7 business days.